                                                                   Exhibit 4.2



                       CASH COLLATERAL TRUST AGREEMENT
                       -------------------------------
     THE CASH COLLATERAL TRUST AGREEMENT, dated as of March 1, 1994 ("Agreement"), is entered into among [Daiwa Securities America Inc.], as cash collateral depositor ("the Cash Collateral Depositor"), First Bank National
                           -------------------------
Association, as cash collateral trustee (the "Cash Collateral Trustee"), and
                                             -----------------------
Green Tree Financial Corporation, as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer") with reference to the following
                                     --------
facts:

     A. Green Tree Financial Corporation, as Seller and Servicer, and First Trust National Association, as trustee (in such capacity the "Trustee"), have
                                                              -------
concurrently with the execution of this Agreement entered into a Pooling and Servicing Agreement, dated as of March 1, 1994 (the "Pooling and Servicing
                                                     ---------------------
Agreement"), pursuant to which the trust established pursuant to the Pooling and
- ---------
Servicing Agreement (the "Trust") will issue $__________ initial principal amount of __% Certificates for Home Improvement Loan Trust 1994-A (the "Certificates").
 ------------

     B. The Cash Collateral Depositor has concurrently, with the execution of this Agreement, entered into a Loan Agreement with the Seller and Servicer, and the Cash Collateral Trustee, pursuant to which the Cash Collateral Depositor has agreed to make a loan to the Cash Collateral Trust in an amount equal to the Initial Cash Collateral Amount.

     C. The Pooling and Servicing Agreement provides that on each Demand Date, the Trustee shall make a demand for payment on the Cash Collateral Guaranty in an amount equal to the Demand Amount, if any, for the related Payment Date and for deposit of such amount into the Collection Account.

     D. For good and valid consideration, the sufficiency of which is hereby acknowledged, the parties hereto desire to enter into this Agreement to create the Cash Collateral Trust, to provide for the delivery, custody, investment and disposition of amounts from time to time held in the Cash Collateral Account and to issue the Cash Collateral Guaranty for the benefit of the Trust.

     E. The parties hereto intend that the Trustee shall have a first priority perfected security interest in the amounts on deposit from time to time in the Cash Collateral Account, and that the Cash Collateral Depositor shall have a second priority perfected security interest in such amounts subordinate, as provided herein, to the security interest of the Trustee.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.  Definitions.
         -----------

     Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Pooling and Servicing Agreement.

     "Available Cash Collateral Amount" means, with respect to any Payment Date,
      --------------------------------
the lesser of (1) the amount on deposit in the Cash Collateral Account (exclusive of earnings and income from the investment of funds therein) as of such date and (2) the Requisite Amount as of such date.

     "Average Sixty-Day Delinquency Ratio" means, with respect to any Payment
      -----------------------------------
Date, the arithmetic average of the Delinquency Ratios for such Payment Date and for the two immediately preceding Payment Dates.

     "Bailee" means a "bailee" as described in Section 9-305 of the UCC.
      ------

     "Cash Collateral Account" means the deposit or trust account established by
      -----------------------
the Cash Collateral Trustee pursuant to Section 4 hereof and maintained pursuant to this Agreement.

     "Cash Collateral Account Surplus" means, as of any Payment Date, the
      -------------------------------
amount, if any, by which (1) the amount then on deposit in the Cash Collateral Account, excluding all income from the investment of funds therein as set forth in Section 2 hereof, and after taking into account any deposits pursuant to
Section 4(c)(i) hereof on such Payment Date and any payments pursuant to Section 4(c)(ii) hereof on such Payment Date, exceeds (2) the Requisite Amount as determined for such Payment Date.

     "Cash Collateral Beneficiary" means Green Tree Finance Corp. - Two.
      ---------------------------

     "Cash Collateral Depositor" means [Daiwa Securities America Inc.], its
      -------------------------
successors in interest or any successors thereto or permitted assigns thereof appointed pursuant to the Loan Agreement.

     "Cash Collateral Guaranty" means the Cash Collateral Guaranty issued to the
      ------------------------
Trustee pursuant to the terms hereof, a form of which is attached as Exhibit A hereto.

     "Cash Collateral Trust 1994-A" or "Cash Collateral Trust" means the trust
      ----------------------------      ---------------------
created pursuant to Section 2 hereof.

     "Cash Collateral Trustee" means First Bank National Association, in its
      -----------------------
capacity as Cash Collateral Trustee under this Agreement, its successors in interest or any successors thereto appointed pursuant to this Agreement.

     "Certificated Securities" means "certificated securities" as defined in
      -----------------------
Section 8-102(1)(a) of the UCC which are in the continuous possession in the State of New York of the Financial Intermediary.

     "Clearing Corporation" means The Depository Trust Company.
      --------------------

     "Clearing Corporation Securities" means "certificated securities" as
      -------------------------------
defined in Section 8-102(1)(a) of the New York UCC which are in the continuous possession in the State of New York of the Clearing Corporation or a Custodian Bank and are in bearer form or indorsed in blank by an appropriate person or registered in the name of the Clearing Corporation or a Custodian Bank or a nominee of either of them.

     "Closing Date" means __________, 1994.
      ------------

     "Current Realized Loss Ratio" means, with respect to any Payment Date, a
      ---------------------------
fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for such Payment Date and each of the two immediately preceding Payment Dates, and the denominator of which is the arithmetic average of the Principal Balance as of the third preceding Payment Date and the Principal Balance as of such Payment Date.

     "Custodian Bank" means a "custodian bank" as defined in Section 8-102(4) of
      --------------
the UCC.

     "Delinquency Ratio" means, with respect to any Payment Date, a percentage
      -----------------
equal to (1) the aggregate outstanding principal balance of all Contracts that were delinquent 60 days or more as of the end of the immediately preceding Due Period (including defaulted Contracts that have not yet been liquidated, but excluding Contracts that are current with respect to rescheduled payments following the Obligor's bankruptcy) divided by (2) the Principal Balance immediately following such Payment Date.

     "Demand Amount" shall be the amount that the Trustee is required to demand
      -------------
as payment under the Cash Collateral Guaranty pursuant to Section 8.03 of the Pooling and Servicing Agreement, but in no event in an amount greater than the Available Cash Collateral Amount with respect to such Payment Date.

     "Demand Date" means, with respect to any Payment Date, the Business Day
      -----------
immediately preceding such Payment Date.

     "Eligible Investments" has the meaning set forth in the Pooling and
      --------------------
Servicing Agreement.

     "Federal Book-Entry Securities" means securities issued by the U.S.
      -----------------------------
Treasury, FNMA or by FHLMC which are maintained in book-entry form on the records of the Federal Reserve Bank of New York.

     "Financial Intermediary" means an entity acting in the capacity of a
      ----------------------
"financial intermediary" as defined in Section 8-313(4) of the UCC.

     "Financial Intermediary Securities Account" means a cash collateral account
      -----------------------------------------
which is a securities account maintained by the Financial Intermediary in the name of First Trust National Association, as Trustee of Home Improvement Loan Trust 1994-A, and [Daiwa Securities America Inc.].

     "Initial Cash Collateral Amount" means $__________.
      ------------------------------

     "Instruments" means "instruments" as defined in Section 9-105(1)(i) of the
      -----------
New York UCC (but not including any instruments constituting "Certificated Securities" as defined in Section 8-102(1)(a) of the New York UCC ).

     "Letter of Credit" means any irrevocable letter of credit, or any
      ----------------
replacement Letter of Credit, obtained in accordance with Section 6 hereof. A Letter of Credit may be supported by a confirming bank in order to achieve the requisite credit rating to be attributed to such Letter of Credit, in which case the term "Letter of Credit" means such Letter of Credit together with such
          ----------------
confirmation.

     "Loan Agreement" means the Loan Agreement, dated as of March 1, 1994,
      --------------
entered into concurrently with the execution of this Agreement among Green Tree Financial Corporation, as Seller and Servicer, the Cash Collateral Trustee and the Cash Collateral Depositor, pursuant to which the Cash Collateral Depositor has agreed to make a loan to the Cash Collateral Trustee on behalf of the Cash Collateral Trust in an amount equal to the Initial Cash Collateral Amount.

     "Qualified Bank" means any depository institution whose unsecured long-term
      --------------
debt (or in the case of the principal bank in a bank holding company system the unsecured long-term debt of such bank holding company) is rated A or higher by Standard & Poor's.

     "Realized Losses" means, with respect to any Payment Date, the aggregate
      ---------------
Net Liquidation Losses for all Contracts that became Liquidated Contracts during the immediately preceding Due Period.

     "Requisite Amount" means (1) with respect to the first Payment Date and,
      ----------------
subject to the following sentence, each Payment Date thereafter occurring prior to April, 1997, $________________, and (2) with respect to each Payment Date thereafter, subject to the following sentence and provided that no Trigger has occurred, the Average Sixty-Day Delinquency Ratio as of such Payment Date does not exceed _____% and the Current Realized Loss Ratio as of such Payment Date does not exceed _____%, an amount equal to __% of the Principal Balance as of such Payment Date, but in no event less than $_________________. Notwithstanding the foregoing, if a Trigger has occurred, the "Requisite
                                                               ---------
Amount" with respect to each Payment Date after the occurrence of such Trigger
- ------
shall be an amount equal to $_________________.

     "Secured Parties" means the Trustee, as first priority secured party with a
      ---------------
first priority security interest, and the Cash Collateral Depositor, as second priority secured party with a second priority security interest.

     "Transfer" or "Transferred", when used with respect to Eligible
      --------      -----------
Investments, means:

     (i) with respect to each Clearing Corporation Security, transfer to the Secured Parties will occur upon the latest of: (w) the making by the Clearing Corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Financial Intermediary by the amount of such Clearing Corporation Security, (x) the sending of a confirmation to the Secured Parties by the Financial Intermediary of the purchase by the Secured Parties of such Clearing Corporation Security and (y) the identification by book-entry to the Financial Intermediary Securities Account by the Financial Intermediary of the Clearing Corporation Securities as belonging to the Secured Parties;

     (ii) with respect to each Certificated Security, transfer to the Secured Parties will occur upon the latest of (x) the sending of a confirmation by the Financial Intermediary of the purchase by the Secured Parties of such Certificated Security, and (y) the identification by book-entry to the Financial Intermediary Securities Account by the Financial Intermediary of such Certificated Security as belonging to the Secured Parties;

     (iii) with respect to each Federal Book-Entry Security, transfer to the Secured Parties will occur upon the latest of (x) the making by the Federal Reserve Bank of New York of appropriate entries transferring the Federal Book-Entry Security on its books and records to the book-entry account of the Financial Intermediary at the Federal Reserve Bank of New York, and the issuance of a deposit advice or other written confirmation of such book-entry registration, (y) the sending of a confirmation by the Financial Intermediary or its agent of the purchase by the Secured Parties of such Federal Book-Entry Security, and (z) the identification by book-entry to the Financial Intermediary

Securities Account by the Financial Intermediary of such Federal Book-Entry Security as belonging to the Secured Parties;

     (iv) with respect to Instruments in the possession of the Bailee, in the State of New York, the sending of notice to the Bailee by the Cash Collateral Trustee of the security interest of the Secured Parties; and

     (v) with respect to any other Eligible Investment, by any method creating a perfected security interest in favor of the Secured Parties.

     "Trigger" means either of the following events:  (1) the Monthly Report as
      -------
of any Determination Date indicates   that the Company's FHA Insurance reserve
amount available to cover FHA Insurance claims on the Contracts is less than $50,000,000, or (2) the occurrence of an Event of Termination.

     2.  Establishment and Grant of the Cash Collateral Trust. The parties
         -----------------------------------------------------
hereby establish with the Cash Collateral Trustee the Cash Collateral Trust 1994-A. On the Closing Date, the Cash Collateral Trustee shall deposit in the Cash Collateral Account the Initial Cash Collateral Amount from the proceeds of the loan to be made on the Closing Date by the Cash Collateral Depositor under the Loan Agreement (subject to the terms and conditions specified in the Loan Agreement). The Cash Collateral Trustee agrees that it holds all amounts on deposit in the Cash Collateral Account, including the Initial Cash Collateral Amount and all other amounts deposited from time to time in the Cash Collateral Account and all the proceeds of the foregoing, in trust for the benefit of the Trustee, as the senior secured party, the Cash Collateral Depositor, as the subordinate secured party, and the Cash Collateral Beneficiary. The Cash Collateral Trustee has, pursuant to the terms of Section 5 hereof, granted to the Trustee, as the senior secured party hereunder, and the Cash Collateral Depositor, as the subordinate secured party hereunder, a security interest in the Cash Collateral Account, the Initial Cash Collateral Amount and all other amounts deposited from time to time in the Cash Collateral Account and all the proceeds of the foregoing, but excluding, however, from such grant to the Trustee all income and earnings from the investment of funds in the Cash Collateral Account (including accrued discount realized on liquidation of any Eligible Investment purchased at a discount), all as provided in Section 4(d) hereof. All such amounts shall be held and disposed of by the Cash Collateral Trustee as provided in this Agreement. Neither the Cash Collateral Trust, the Cash Collateral Account nor any amounts on deposit therein, nor any income earned with respect thereto, shall under any circumstances be deemed to be part of or otherwise included in the Trust.

     Amounts withdrawn from the Cash Collateral Account and paid to the Trustee pursuant to Section 4(c)(ii) hereof shall be deemed released from the Cash Collateral Trust, and neither the Trustee, the Servicer and Seller, the

Certificateholders, the Cash Collateral Depositor nor the Cash Collateral Beneficiary shall thereafter be required to refund or reimburse the Cash Collateral Trust for any such withdrawn amounts; provided, however, that the
                                                 --------  -------
foregoing is not intended to and shall not relieve any such person of any duty, obligation or liability it may have pursuant to the Pooling and Servicing Agreement (including, but not limited to, Section 8.01(a) thereof), the Loan Agreement or this Agreement.

     3.  Cash Collateral Guaranty.
         ------------------------

     The Cash Collateral Trust shall, on the Closing Date, issue in favor of the Trustee, upon the terms and subject to the conditions hereunder, the Cash Collateral Guaranty. The Cash Collateral Guaranty shall be dated its date of issuance and shall be for a term expiring on _____, 199_ (or such time as the

Cash Collateral Guaranty shall earlier terminate by its terms).

     The Cash Collateral Trustee, acting solely on behalf of the Cash Collateral Trust, shall be required to make payments under the Cash Collateral Guaranty only to the extent that funds are available in the Cash Collateral Account as provided herein. The Cash Collateral Guaranty shall not be an obligation of the Cash Collateral Depositor, the Trustee, the Seller, the Servicer, the Cash Collateral Trustee, the Cash Collateral Beneficiary or First Bank National Association personally.

     4.   Cash Collateral Account.
          -----------------------

          (a)  Establishment of the Cash Collateral Account.  The Cash
               ------------------------------------ -------
Collateral Trustee shall establish, in the name of the Cash Collateral Trustee, on behalf of the Cash Collateral Trust and subject to the security interests of the Trustee, as the senior secured party as its interest appears herein, and the Cash Collateral Depositor, as the subordinate secured party as its interest appears herein, a Cash Collateral Account which shall be either a segregated trust account established in the trust department of an Eligible Institution or a separately identifiable deposit account established in the deposit taking department of an Eligible Institution and, in either case, such account shall be entitled "Cash Collateral Account of First Bank National Association, as Cash Collateral Trustee, subject to a first security interest of First Trust National Association, as Trustee of Home Improvement Loan Trust 1994-A, and a second security interest of [Daiwa Securities America Inc.]." Subject to the terms hereof, the Cash Collateral Trustee shall possess all right, title and interest in and to all funds deposited from time to time in the Cash Collateral Account. However, notwithstanding the foregoing, the Cash Collateral Trustee shall not withdraw any funds from, or otherwise deal with or exercise control over any funds on deposit in, the Cash Collateral Account except as provided in this Agreement. The interest of the Cash Collateral Depositor in the Cash Collateral Account shall be subordinated to the interest of the Trustee, on behalf of the Certificateholders, as provided herein. The interest of the Cash Collateral Beneficiary in the Cash

Collateral Account shall be subordinate to the interest of the Trustee, on behalf of the Certificateholders, and the Cash Collateral Depositor, as provided herein. [For so long as any of the time deposits, promissory notes, certificates of deposit, commercial paper of, or other investments in, the Cash Collateral Depositor qualify as Eligible Investments and until all obligations owing to the Cash Collateral Depositor pursuant to the Loan Agreement shall have been finally paid and satisfied, the Cash Collateral Trustee hereby agrees to invest funds in the Cash Collateral Account in the aforementioned Eligible Investments in accordance with the written instructions of the Cash Collateral Depositor.]

          (b)  Maintenance of the Cash Collateral Account. If at any time the
               ---------------------------------- -------
Cash Collateral Account ceases to be held at an Eligible Institution, the Cash Collateral Trustee, upon written notice from the Trustee, shall, within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agencies may consent) after receipt of such notice, establish a new Cash Collateral Account meeting the conditions specified in Section 4(a) above, and shall transfer any cash and/or investments in the Cash Collateral Account to such new Cash Collateral Account. The Cash Collateral Trustee shall consult with the Cash Collateral Depositor prior to transferring the Cash Collateral Account pursuant to this Section 4(b).

          (c)  Deposits to and Withdrawals from the Cash Collateral Account.
               ------------------------------------ -----------------------

          (i) As provided in Section 2 hereof, the Cash Collateral Trustee shall, on the Closing Date, deposit or cause to be deposited in the Cash Collateral Account the Initial Cash Collateral Amount from the proceeds of the loan to be made on the Closing Date by the Cash Collateral Depositor under the Loan Agreement. The Cash Collateral Trustee shall deposit into the Cash Collateral Account all payments that are made by the Trustee or any Paying Agent pursuant to Section 8.01(a) of the Pooling and Servicing Agreement not later than 2:00 p.m., New York City time, on each Payment Date. The Trustee shall make or cause to be made to the Cash Collateral Trustee, in its capacity as Subordinated Certificateholder, all payments required to be made to the Subordinated Certificateholder under Section 8.01(a) of the Pooling and Servicing Agreement, and shall designate or cause to be designated such payments as being for deposit in the Cash Collateral Account.

     (ii) If the Cash Collateral Trustee shall receive a demand for payment on the Cash Collateral Guaranty from the Trustee with respect to any Payment Date on or before 1:00 p.m., New York City time, on the related Demand Date, the Cash Collateral Trustee shall withdraw or cause to be withdrawn from the Cash Collateral Account and transfer or cause to be transferred to the Trustee, for deposit in the Collection Account, no later than 10:00 a.m., New York City time, on such Payment Date, the lesser of the amount of the demand and the Available Cash Collateral Amount (which shall be the Demand Amount with respect to such Payment Date).

     (iii) Not later than 2:00 p.m., New York City time, on each Payment Date, the Cash Collateral Trustee shall withdraw or cause to be withdrawn from the Cash Collateral Account and transfer to or cause to be transferred to the Cash Collateral Depositor the Cash Collateral Account Surplus, if any, to the extent any amounts are payable to the Cash Collateral Depositor on such Payment Date pursuant to Section __ of the Loan Agreement, and the lien of the Trustee on such amounts so transferred shall be automatically released. The Cash Collateral Depositor shall furnish the Cash Collateral Trustee and the Seller and Servicer with written notice, at least _____ Business Day[s] prior to each Payment Date, of the amounts so payable to the Cash Collateral Depositor on such Payment Date, separately identifying each such amount.

     (iv) Not later than 2:00 p.m., New York City time, on each Payment Date, the Cash Collateral Trustee shall withdraw or cause to be withdrawn from the Cash Collateral Account and transfer to or cause to be transferred to the Cash Collateral Beneficiary the remaining Cash Collateral Account Surplus, if any, after all required transfers to the Trustee pursuant to Section 4(c)(ii) hereof and the Cash Collateral Depositor pursuant to Section 4(c)(iii) hereof have been made, and the lien of the Trustee and the Cash Collateral Depositor on such amounts so transferred shall be automatically released.

          (d)  Investment of Funds on Deposit in the Cash Collateral Account.
               -------------------------------------------------------------
Funds on deposit in the Cash Collateral Account shall be invested by the Person with whom the Cash Collateral Account is established in the name of the Trustee, as the senior secured party, the Cash Collateral Depositor, as the subordinate secured party, and the Cash Collateral Beneficiary, in Eligible Investments. Subject to the following provisions of this Section 4(d), any such investments shall be made at the written direction of the Cash Collateral Depositor until all obligations owing to the Cash Collateral Depositor pursuant to the Loan Agreement shall have been finally paid and satisfied, and thereafter shall be made at the written direction of the Cash Collateral Beneficiary. Funds on deposit in the Cash Collateral Account on the Closing Date and thereafter shall be so invested in such Eligible Investments that will mature so that such funds and the proceeds thereof will be available for withdrawal on or prior to the following Payment Date. The proceeds of any such Eligible Investments shall be so invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the Payment Date immediately following the date of such investment. Any written directions referred to in the second sentence of this Section 4(d) shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement and the Loan Agreement. Investments may be made on any date (provided such investments satisfy the maturity requirements set forth above), only after giving effect to deposits to and withdrawals
from the Cash Collateral Account on such date.   Not later than 2:00 p.m., New
York City time, on each Payment Date, all interest and earnings (net of losses and investment expenses, if any) accrued since the previous Payment Date (or since the Closing Date in the case of the first Payment Date) on funds on deposit in the Cash Collateral Account shall be withdrawn by the Cash Collateral Trustee and shall be transferred to (i) the Cash Collateral Depositor, to the extent any amounts are payable to the Cash Collateral Depositor on such Payment Date pursuant to Section __ of the Loan Agreement, and (ii) thereafter, to the Cash Collateral Beneficiary, and the Trustee and, in the case of any such amounts so transferred to the Cash Collateral Beneficiary, the Cash Collateral Depositor shall have no lien on any amounts so transferred. For purposes of determining the Available Cash Collateral Amount hereunder, all such investment earnings shall be deemed not to be available or on deposit in the Cash Collateral Account. Realized losses, if any, on amounts invested in Eligible Investments shall be charged against undistributed investment earnings on amounts invested pursuant to this Section 4(d).

          The Cash Collateral Depositor shall provide to the Cash Collateral Trustee, on the date hereof and from time to time, an incumbency certificate or the equivalent with respect to each officer of the Cash Collateral Depositor that is authorized to provide instructions relating to investment of funds on deposit in the Cash Collateral Account. At such time as the Cash Collateral Beneficiary is entitled to direct the investment of funds on deposit in the Cash Collateral Account, the Cash Collateral Beneficiary shall provide to the Cash Collateral Trustee, from time to time, an incumbency certificate or the equivalent with respect to each officer of the Cash Collateral Beneficiary that is authorized to provide instructions relating to such investment.

          5.   Security Interest.  In order to secure the right of the Trustee
               -----------------
to receive payments on the Cash Collateral Guaranty and, on a subordinate basis, in order to secure the right of the Cash Collateral Depositor to receive payments from the Cash Collateral Account as provided herein, the Cash Collateral Trustee hereby grants a security interest of first priority in favor of the Trustee, and a security interest of second priority in favor of the Cash Collateral Depositor, in the Cash Collateral Account, the Initial Cash Collateral Amount and all other amounts deposited from time to time in the Cash Collateral Account and all the proceeds of the foregoing, including, but not by way of limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing; provided that the Trustee shall have no lien
                                  --------
or security interest in any interest and earnings on funds deposited in the Cash Collateral Account. The Cash Collateral Trustee shall, at the expense of the Servicer, take such action as is requested in writing by the Trustee or the Cash

Collateral Depositor to maintain such security interest as a perfected security interest until termination of the Cash Collateral Trust pursuant to Section 7 hereof; provided, however, the Cash Collateral Trustee shall not be required to
        --------  -------
prepare and file any financing statement or continuation statement or any tax returns for the Trust created hereby. The Cash Collateral Depositor hereby subordinates its security interest to that of the Trustee as provided herein.
To the extent perfection of Eligible Investments in the Cash Collateral Account requires possession, (a) if amounts on deposit in the Cash Collateral Account or Eligible Investments in which such amounts are invested are maintained with the Cash Collateral Depositor, the Cash Collateral Depositor hereby agrees to maintain such possession as collateral agent on behalf of the Trustee, as the senior secured party, and on behalf of itself, as the subordinate secured party, and (b) if amounts on deposit in the Cash Collateral Account or Eligible Investments in which such amounts are invested are maintained by the Cash Collateral Trustee or another Person, the Cash Collateral Trustee shall cause such possession to be maintained in a segregated trust account established in the trust department of an Eligible Institution or a separately identifiable deposit account established in the deposit taking department of an Eligible Institution. For purposes of the preceding sentence, the Cash Collateral Trustee hereby appoints the Cash Collateral Depositor as its agent to maintain possession of any amounts or Eligible Investments held by the Cash Collateral Depositor. The Eligible Institution referred to in clause (b) of the second preceding sentence will act as the collateral agent on behalf of the Trustee, as the senior secured party, and the Cash Collateral Depositor, as the subordinate secured party. The Financial Intermediary shall at all times possess any Eligible Investment which is an Instrument and the Secured Parties shall cause the Financial Intermediary who holds such Instrument to be notified of their respective security interests. In the case of other Eligible Investments, such Eligible Investments shall be maintained by the Cash Collateral Trustee or the Cash Collateral Depositor, as the case may be, in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Trustee, as the senior secured party, and the Cash Collateral Depositor, as the subordinated secured party; provided, however, that the Cash Collateral
                                --------  -------
Trustee shall require that all Eligible Investments in the Cash Collateral Account be duly and properly Transferred to the Secured Parties; provided,
                                                                 --------
further, that with respect to any Eligible Investments which are not
- -------
certificates of deposit, other Instruments, Clearing Corporation Securities, Certificated Securities or Federal Book-Entry Securities, the Cash Collateral Trustee may rely on the written instructions of the Servicer as to the method by which the security interests of the Trustee and the Cash Collateral Depositor may be perfected, and the Servicer shall provide such instructions upon written request from the Trustee or the Cash Collateral Trustee. Subject to the provisions of the Loan Agreement, the Cash Collateral Depositor agrees not to exercise any rights as the subordinated secured party on behalf of itself unless and until the Certificates are paid in full, it being understood that this shall not limit the right of the Cash Collateral Depositor to receive payments in respect of the Cash Collateral Account Surplus, if any, and interest and earnings on amounts on deposit in the Cash Collateral Account.

          All amounts or property credited to the Cash Collateral Account shall be subject to the liens of the Trustee and the Cash Collateral Depositor herein described until released or withdrawn from the Cash Collateral Account.

          7.   Termination of Cash Collateral Trust; Release of Funds. Upon the
               ------------------------------------------------------
earlier to occur of (i) __________, 199_ (or, if such day is not a Business Day, the immediately succeeding Business Day) and (ii) the Business Day immediately succeeding the date on which the Cash Collateral Trustee receives written notice from the Trustee that the Trust has been terminated, the Cash Collateral Trustee, after the payment of all amounts payable from the Cash Collateral Account as provided herein, shall, not later than 12:00 noon, New York City time, withdraw from the Cash Collateral Account all amounts on deposit in the Cash Collateral Account and pay such amounts to (i) the Cash Collateral Depositor, to the extent any amounts are payable to the Cash Collateral Depositor pursuant to Section __ of the Loan Agreement, and (ii) thereafter, to the Cash Collateral Beneficiary. Upon such payment, the Cash Collateral Trust shall terminate. The Servicer hereby agrees to promptly notify the Cash Collateral Trustee as to the termination of the Trust.

          8.   Letter of Credit and Other Credit Enhancement.
               ---------------------------------------------

          (a) At any time after the first Payment Date on which the funds in the Cash Collateral Account equal or exceed the Requisite Amount, the Cash Collateral Beneficiary may obtain the release of all or a portion of the cash on deposit in the Cash Collateral Account, by delivering to the Cash Collateral Trustee (i) a Letter of Credit that satisfies the conditions set forth in
Section 8(c) hereof or (ii) any other form of credit enhancement that satisfies the conditions of Section 8(d) hereof. Section 8(b) hereof shall be operative only after a Letter of Credit that satisfies the conditions of Section 8(c) hereof has been delivered to the Cash Collateral Trustee. Any such cash so released from the Cash Collateral Account will be paid to (i) the Cash Collateral Depositor, to the extent any amounts are payable to the Cash Collateral Depositor pursuant to Section __ of the Loan Agreement, and (ii) thereafter, to the Cash Collateral Beneficiary. Upon the issuance of any such Letter of Credit or other form of credit enhancement, the provisions of this Agreement relating to the deposit and disposition of moneys hereunder shall be amended accordingly.

          (b) If the expiration date of a Letter of Credit is to occur before the termination of the Trust pursuant to Section 12.04 of the Pooling and Servicing Agreement, and, on or before the tenth Business Day prior to such expiration, the Cash Collateral Beneficiary shall not have delivered to the Cash Collateral Trustee a replacement Letter of Credit that satisfies the conditions set forth in Section 8(c) hereof, the Cash Collateral Trustee shall, prior to 11:00 A.M., New York City time, on the fifth Business Day prior to such expiration date, draw under such Letter of Credit the amount (the "Final Draw
                                                                   ----------
Amount") available thereunder, and deposit
- ------
the Final Draw Amount in the Cash Collateral Account. If, on or before such fifth Business Day, the Cash Collateral Beneficiary obtains on behalf of and delivers to the Cash Collateral Trustee a replacement Letter of Credit that satisfies the conditions of Section 8(c) hereof, then the Cash Collateral Trustee shall replace the related Letter of Credit with such replacement Letter of Credit.

          The Cash Collateral Trustee shall, when required pursuant to the terms of a Letter of Credit, deliver the existing Letter of Credit to the related issuing bank upon extension of the expiration date thereof in accordance with its terms in exchange for the extended or amended Letter of Credit.

          (c) Any initial or replacement Letter of Credit delivered to the Cash Collateral Trustee shall satisfy the following conditions:

     (i)  it shall be issued by a Qualified Bank or confirmed by a Qualified
Bank;

     (ii) it and the related agreement that provides for the issuance of such Letter of Credit shall be in such form and substance as is acceptable to the Cash Collateral Trustee and the Trustee, and shall require the Qualified Bank to give the Cash Collateral Trustee and the Cash Collateral Beneficiary prompt notice if at any time it shall fail to be a Qualified Bank and its short-term debt is rated below A-1 by Standard & Poor's;

     (iii) it shall be accompanied by an unqualified Opinion of Counsel or Opinions of Counsel stating that the Letter of Credit is enforceable; and

     (iv) Standard & Poor's shall have advised the Trustee in writing that the release of such cash from the Cash Collateral Account and the delivery of such Letter of Credit shall not cause the rating on the Certificates to be lowered or withdrawn.

          The cost of obtaining and maintaining any initial or replacement Letter of Credit shall be borne solely by payments to be made to the Cash Collateral Trustee by the Trustee or any Paying Agent pursuant to Section 8.01(a) of the Pooling and Servicing Agreement. If the Cash Collateral Trustee receives notice that the institution issuing such Letter of Credit is no longer a Qualified Bank and that its short-term debt is rated below A-1 by Standard & Poor's, the Cash Collateral Trustee shall immediately notify the Trustee. On the 30th day following such notice (or the next Business Day thereafter, if such day is not a Business Day), the Cash Collateral Trustee shall draw under the Letter of Credit the full amount available under such Letter of Credit and deposit the proceeds thereof in the Cash Collateral Account, unless prior to such date the Cash Collateral Beneficiary shall have delivered to the Cash Collateral Trustee a replacement or confirming Letter of Credit issued by a Qualified Bank.

          (d) Any other form of credit enhancement delivered to the Cash Collateral Trustee shall satisfy the following conditions:

     (i) it and the related agreement that provides for the alternate form of credit enhancement shall be in such form and substance as is acceptable to the Cash Collateral Trustee and the Trustee;

     (ii) it shall be accompanied by an unqualified Opinion of Counsel or Opinions of Counsel stating that such alternate form of credit enhancement is enforceable; and

     (iii) Standard & Poor's shall have advised the Trustee in writing that the release of such cash from the Cash Collateral Account and delivery of such alternate form of credit enhancement shall not cause the rating on the Certificates to be lowered or withdrawn.

          The cost of obtaining and maintaining any such alternate form of credit enhancement shall be borne solely by payments to be made to the Cash Collateral Trustee by the Trustee or any Paying Agent pursuant to Section 8.01(a) of the Pooling and Servicing Agreement.

          8.   Liability of the Cash Collateral Trustee.
               ----------------------------------------

          (a) The Cash Collateral Trustee shall have no duty or responsibility except those expressly set forth in this Agreement. Nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Cash Collateral Trustee any obligations in respect of this Agreement except as expressly set forth herein. Neither the Cash Collateral Trustee nor any of the directors, officers, employees, attorneys or agents of the Cash Collateral Trustee shall be under any liability to the Cash Collateral Trust, the Trust, the Trustee, the Cash Collateral Depositor, the Cash Collateral Beneficiary or any Certificateholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the
                    --------  -------
Cash Collateral Trustee or any such person against any liability which would otherwise be imposed by reason of its negligent action, its own negligent failure to act, or its own bad faith or willful misconduct. Subject to the foregoing sentence, the Cash Collateral Trustee shall not be liable for losses on investments in Eligible Investments of amounts in the Cash Collateral Account.

          (b) The Cash Collateral Trustee and any director, officer, employee or agent of the Cash Collateral Trustee may request and rely upon and shall be protected in acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (c) The Cash Collateral Trustee shall not be liable for any error of judgment made in good faith; provided, however, that the foregoing provisions of
                             --------  -------
this subparagraph (c) shall not excuse the Cash Collateral Trustee from liability for its own negligence or willful misconduct.

          (d) The Cash Collateral Trustee may consult with counsel and any advice or opinion of counsel delivered to it shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

          (e) The Cash Collateral Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any Certificateholders, the Cash Collateral Depositor or the Cash Collateral Beneficiary, pursuant to the provisions of this Agreement or otherwise, unless such Certificateholders, the Cash Collateral Depositor or the Cash Collateral Beneficiary, as the case may be, shall have offered to the Cash Collateral Trustee reasonable security or indemnity against the costs, expenses and liabilities (including, without limitation, attorneys' fees) which might be incurred therein or thereby.

          (f) The Cash Collateral Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or power conferred upon it by this Agreement.

          (g) None of the provisions contained in this Agreement shall require the Cash Collateral Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

          (h) The Cash Collateral Trustee may perform its powers and duties hereunder or under the Loan Agreement or the Cash Collateral Guaranty by or through such attorneys and agents as it shall appoint. The Cash Collateral Trustee shall not be answerable for the negligence or misconduct of any attorney or agent appointed by it with reasonable care.

          (i) The Cash Collateral Trustee, in its individual capacity, may own, hold and dispose of Certificates. The Cash Collateral Trustee may lend money to, and otherwise engage in its normal banking business with, the Servicer, the Cash Collateral Depositor, the Cash Collateral Beneficiary and any affiliates thereof.

          (j) Except as expressly provided herein, the Cash Collateral Trustee does not assume any responsibility for the accuracy of the statements herein and makes no representations as to the validity or sufficiency of this Agreement, the Loan Agreement, the Cash Collateral Guaranty, the Pooling and Servicing Agreement or any related document. The Cash Collateral Trustee shall at no time have any responsibility or liability for the existence or validity of any Contract; the acts or omissions of the Servicer; or the preparation and filing of any financing statement or continuation statement or of any tax returns for the trust created hereby.

          (k) If the Cash Collateral Trustee is not holding the Cash Collateral Account, the Cash Collateral Trustee shall not be responsible or liable for any losses incurred in the Cash Collateral Account.

          Whether expressly so provided herein or in the Loan Agreement or the Cash Collateral Guaranty, every provision of this Agreement, the Loan Agreement and the Cash Collateral Guaranty relating to the conduct or affecting the liability of, or affording protection to, the Cash Collateral Trustee shall be subject to the provisions of this Section 8.

          9.   Resignation of Cash Collateral Trustee.  The Cash Collateral
               --------------------------------------
Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Cash Collateral Depositor, the Trustee, the Servicer and the Cash Collateral Beneficiary. Upon receiving such notice of resignation, the Cash Collateral Depositor or (if all obligations owing to the Cash Collateral Depositor pursuant to the Loan Agreement shall have been finally paid and satisfied) the Trustee shall promptly appoint a successor trustee (which satisfies the eligibility requirements set forth in Section 11.07 of the Pooling and Servicing Agreement and is reasonably acceptable to the Trustee) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Cash Collateral Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Cash Collateral Trustee may petition any court of competent jurisdiction for the appointment of a successor Cash Collateral Trustee. Any successor Cash Collateral Trustee shall, at the time of its appointment, agree to assume the rights, duties and responsibilities of the Cash Collateral Trustee under the Loan Agreement and the Cash Collateral Guaranty.

          Any resignation of the Cash Collateral Trustee and appointment of a successor Cash Collateral Trustee pursuant to the provisions of this Agreement shall not become effective until acceptance of appointment by the successor Cash Collateral Trustee. The Servicer shall notify Standard & Poor's of any such resignation.

          10.  Amendment of the Pooling and Servicing Agreement.  The Seller and
               ------------------------------------------------
the Servicer agree not to consent to any amendment to the Pooling and Servicing Agreement that would materially adversely affect the interests of the Cash Collateral Trust, the Cash Collateral Depositor or the Cash Collateral Beneficiary without the consent of the Cash Collateral Trustee, the Cash Collateral Depositor or the Cash Collateral Beneficiary, as the case may be.

          11.  Further Assurances.  From time to time, whenever deemed
               ------------------
reasonably appropriate by the Cash Collateral Depositor or the Cash Collateral Trustee, the Servicer shall prepare, and upon the execution by the Cash Collateral Trustee or the Cash Collateral Depositor, as the case may be, shall file, any and all such further and other instruments and assurances, and make such filings with governmental authorities, as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Agreement or to protect and preserve the rights and remedies hereunder of the parties hereto.

          12.  Notices.  All notices and other communications provided for
               -------
hereunder shall be in writing and shall be (i) mailed by first-class mail, registered or certified, return receipt requested, or express mail, postage prepaid, or sent by telecopy or other similar form of rapid transmission or (ii) personally delivered to an officer of the receiving party. All such communication shall be mailed, sent or delivered, if to the Cash Collateral Trustee, addressed to:

          First Bank National Association
          _______________________________
          _______________________________
          _______________________________

or, if to Green Tree Financial Corporation, as Servicer or Seller, addressed to:

          Green Tree Financial Corporation
          1100 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota 55102-1639
          Attention: Drew S. Backstrand, Esq.

or, if to the Cash Collateral Depositor, addressed to:

          [Daiwa Securities America Inc.]
          _______________________________
          _______________________________
          _______________________________

          Any notice or other communication delivered pursuant to the terms hereof shall be effective upon receipt.

          13.  Indemnity of Cash Collateral Trustee.  The Cash Collateral
               ------------------------------------
Trustee and its officers, directors, agents and employees shall be indemnified by the Seller and held harmless against any loss, liability, or expense (including reasonable attorneys' fees and expenses and expenses of litigation) arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement to the extent such loss, liability or expense shall not have been incurred by reason of the Cash Collateral Trustee's wilful misfeasance, bad faith or negligence. The provisions of this Section 13 survive the termination of this Agreement and the resignation or removal of the Cash Collateral Trustee.

          14.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH THE LAWS OF THE STATE OF __________, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          15.  Severability of Provisions.  If any one or more of the covenants,
               --------------------------
agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          16.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          17.  Cash Collateral Trustee's Fees and Expenses.  All fees and
               -------------------------------------------
expenses of the Cash Collateral Trustee hereunder (including all out-of-pocket expenses incurred or to be incurred by the Cash Collateral Trustee in the administration of the trust created hereby, including the fees and expenses of its legal counsel) shall be payable by the Servicer in the same manner as Trustee's fees are paid as set forth in Section 11.06 of the Pooling and Servicing Agreement.

          18.  Tax Returns.  The Cash Collateral Beneficiary shall report all
               -----------
amounts transferred to the Cash Collateral Trustee, in its capacity as Subordinated Certificateholder, pursuant to Section 8.01(a) of the Pooling and Servicing Agreement, and all income earned thereon, as its income for federal income tax purposes. The Servicer shall prepare or shall cause to be prepared tax returns, if any, required to be filed by the Cash Collateral Trust and shall remit such returns to the Cash Collateral Trustee for signature at least five days before such returns are due to be filed. The Cash Collateral Trustee, upon request, will furnish the Servicer with all such information known to the Cash Collateral Trustee as may be reasonably required in connection with the preparation of all tax returns of the Cash Collateral Trust, and shall, upon request, execute such returns.


          IN WITNESS WHEREOF, the parties hereto have executed this Cash Collateral Trust Agreement by their respective officers thereunto duly authorized, all as of the day and year first above written.


                              [DAIWA SECURITIES AMERICA INC.]
                                as Cash Collateral Depositor

                              By:____________________________
                                 Name:
                                 Title:


                              By:____________________________
                                 Name:
                                 Title:


                              FIRST BANK NATIONAL ASSOCIATION
                              as Cash Collateral Trustee


                              By:____________________________
                                 Name:
                                 Title:

                              GREEN TREE FINANCIAL CORPORATION
                                as Seller and Servicer


                              By:_____________________________
                                 Name:
                                 Title:

                                                                     Exhibit A
                                                                     ---------


                        Cash Collateral Trust 1994-A

                          CASH COLLATERAL GUARANTY

                                             ____________, 1994



First Trust National Association,
     as Trustee
________________________________
________________________________

Ladies and Gentlemen:

          The undersigned, the Cash Collateral Trust 1994-A (the "Cash Collateral Trust"), hereby guarantees payments of amounts due on the Contracts to the extent specified in Section 8.03 of the Pooling and Servicing Agreement, dated as of ______ 1, 1994 (the "Pooling and Servicing Agreement"), between Green Tree Financial Corporation, as Seller and Servicer, and First Trust National Association, as trustee (the "Trustee"), and the undersigned hereby irrevocably authorizes you, as Trustee under the Pooling and Servicing Agreement, to demand from time to time pursuant to and as provided in the Pooling and Servicing Agreement, in reliance upon a Monthly Report of the Servicer, from and after the date hereof to 3:00 p.m., New York City time, on ________, _______ (or such time as this Cash Collateral Guaranty shall earlier terminate by its terms), a maximum aggregate amount up to but not exceeding the Available Cash Collateral Amount (as defined below) on the date of any demand, available against the following document (a "Demand Certificate") delivered to or presented by facsimile transmission or tested telex in the manner set forth below:

          A Demand Certificate in the form attached as Exhibit A hereto signed by one who states therein that he is your duly authorized officer and dated the date such Demand Certificate is presented hereunder, with all blanks appropriately filled in.

          Only one demand may be made hereunder with respect to any Payment Date; provided, however, that the foregoing shall not be deemed to preclude you
      --------  -------
from making a second demand with respect to any Payment Date to correct any error in any prior demand with respect to such Payment Date.

          Demands made hereunder may be made by either: (i) delivery of original documentation to us at __________, ________, __________, ________ (Attention:
_____________), or (ii) presentation of facsimile documentation (fax no. (___)
__________); or to us at such other offices or number as we shall designate in writing from time to time. A copy of such Demand Certificate shall contemporaneously be sent to the Cash Collateral Depositor. Such facsimile documentation shall be followed by original documentation as soon as reasonably practicable.

          For purposes of this Cash Collateral Guaranty, "Available Cash Collateral Amount" means:

          1.   U.S. $__________ on the first Payment Date, and

          2. with respect to any Payment Date thereafter, the Available Cash Collateral Amount shall equal the lesser of:

          (A) the amount on deposit in the Cash Collateral Account (exclusive of earnings and income from the investment of funds therein) as of such date; and

          (B)  the Requisite Amount as of such date.

          For purposes of this Cash Collateral Guaranty, "Payment Date" means the 15th day of each calendar month, or if the 15th day shall not be a Business Day, the next succeeding Business Day, commencing on _____ 15, 1994.

          Capitalized terms used herein without definition shall have the meaning set forth in the Cash Collateral Trust Agreement, dated as of ______ 1, 1994 (the "Cash Collateral Trust Agreement"), among [Daiwa Securities America Inc.], as cash collateral depositor, the Cash Collateral Trustee, and Green Tree Financial Corporation, as seller and servicer (the "Servicer").

          This Cash Collateral Guaranty sets forth in full the terms of our undertaking, and except as specifically set forth herein such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

          This Cash Collateral Guaranty is neither transferable nor assignable except to a successor Trustee, in whole but not in part, in its capacity as successor trustee under the Pooling and Servicing Agreement. Such transfer and assignment shall be effective upon receipt by us of a copy of the instrument effecting such transfer and assignment signed by the transferor and by the transferee in the form of Exhibit B hereto (which shall be conclusive evidence of such transfer and assignment), and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this

Cash Collateral Guaranty in the transferor's place, provided that, in such case, the certificate presented hereunder shall be a certificate of the transferee and shall be signed by one who states therein that he is a duly authorized officer of the transferee. A copy of each such transfer and assignment shall be sent to the Cash Collateral Depositor.

          The duties and obligations of the Cash Collateral Trustee under this Cash Collateral Guaranty shall continue only so long as it is acting on behalf of the Cash Collateral Trust under the Cash Collateral Trust Agreement, and such duties and obligations shall terminate upon the resignation or removal of the Cash Collateral Trustee under the Cash Collateral Trust Agreement and shall be vested in the successor Cash Collateral Trustee appointed under the Cash Collateral Trust Agreement.

          THIS CASH COLLATERAL GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF __________, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Communications with respect to this Cash Collateral Guaranty shall be addressed to us at _________, ________, ________, _________, as Cash Collateral
Trustee (Attention: ___________), or such other address as shall be designated in writing by us to you specifically referring to this Cash Collateral Guaranty.

          Our obligations under this Cash Collateral Guaranty are irrevocable, absolute and unconditional (to the extent of the Available Cash Collateral Amount and except as expressly provided herein), and neither the failure of you or any successor Trustee, in its capacity as successor trustee under the Pooling and Servicing Agreement, or the Servicer or any successor Servicer under the Pooling and Servicing Agreement, to perform any covenant or obligation in our favor (or otherwise), nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against you or any successor Trustee, in its capacity as successor trustee under the Pooling and Servicing Agreement, or the Servicer or any successor Servicer under the Pooling and Servicing Agreement, shall in any way affect or limit our unconditional obligations under this Cash Collateral Guaranty. None of the Cash Collateral Trustee, the Cash Collateral Depositor, the Seller, the Servicer or the Cash Collateral Beneficiary shall have any personal liability to pay amounts demanded hereunder, such amounts demanded to be paid solely from funds available in the Cash Collateral Account.

          We agree to pay the amount demanded by any Demand Certificate, if presented as required by and otherwise in compliance with all the terms of this Cash Collateral Guaranty, such payment to be made in immediately available funds prior to 10:00 a.m., New York City time, on the related Payment Date, which is on the Business Day immediately succeeding the Business Day on which such Demand

Certificate was presented or was deemed presented as provided in the following sentence. If a Demand Certificate is presented as required by and otherwise in compliance with all the terms of this Cash Collateral Guaranty on a day other than a Business Day or is presented after 1:00 p.m., New York City time, on a Business Day, such Demand Certificate shall be deemed to have been presented on the next succeeding Business Day for all purposes hereof. Upon the earlier of
(i) the receipt by us of written notice in the form attached as Exhibit C hereto stating that the Cash Collateral Trust Agreement has been terminated pursuant to its terms (which notice shall be conclusive evidence thereof), signed by you or a successor Trustee, in its capacity as successor trustee under the Pooling and Servicing Agreement, as appropriate, and (ii) 3:00 p.m., New York City time, on _______, ___________, or, if such day is not a Business Day, the next succeeding Business Day, this Cash Collateral Guaranty shall automatically terminate.

          It is expressly understood and agreed by the Trustee that this Cash Collateral Guaranty is executed by First Bank National Association not in its corporate and individual capacity but solely as Cash Collateral Trustee under the Cash Collateral Trust Agreement in the exercise of the power and authority conferred and vested in it as such Cash Collateral Trustee. It is further understood and agreed that First Bank National Association, except in its capacity as Cash Collateral Trustee, shall not be personally liable for any breach of any representation, warranty or covenant of the Cash Collateral Trustee contained herein and nothing herein contained shall be construed as creating any liability on First Bank National Association except in its capacity as Cash Collateral Trustee in its corporate and individual capacity to make any payment or to perform any covenant, agreement or undertaking contained herein, all such liability being expressly waived by the Trustee, and that the Trustee shall look solely to the properties and assets of the Cash Collateral Trust for the payment or other satisfaction of this Cash Collateral Guaranty.

                            Very truly yours,

                            CASH COLLATERAL TRUST 1994-A

                            By:  FIRST BANK NATIONAL ASSOCIATION
                            Not in its individual capacity but
                            solely as Cash Collateral Trustee
                            acting on behalf of the Cash
                            Collateral Trust 1994-A

                            By:___________________________
                               Name:
                               Title:

                                                                     Exhibit A
                                                   to Cash Collateral Guaranty


                         FORM OF DEMAND CERTIFICATE

                        CASH COLLATERAL TRUST 1994-A

          The undersigned individual, a duly authorized officer of First Trust National Association, as Trustee (the "Beneficiary"), HEREBY CERTIFIES on behalf of the Beneficiary, with respect to: (i) the Cash Collateral Guaranty, dated

_________, 1994 (the "Cash Collateral Guaranty"), issued by Cash Collateral Trust 1994-A in favor of the Beneficiary; and (ii) the Cash Collateral Trust Agreement (as defined in the Cash Collateral Guaranty), as follows:

          1. The Beneficiary is the Trustee under the Pooling and Servicing Agreement.

          2. The Beneficiary is entitled to make a demand under the Cash Collateral Guaranty pursuant to Section 8.03 of the Pooling and Servicing Agreement.

          3. The Available Cash Collateral Amount (as defined in the Cash Collateral Guaranty) for the Payment Date (as defined in the Cash Collateral
Guaranty) next succeeding the date of this certificate is $________    .  The
amount demanded by this certificate does not exceed the Available Cash Collateral Amount for the Payment Date next succeeding the date of this certificate. This certificate relates to the __________ Payment Date.

          4.   The Beneficiary demands payment of $__________    , which is the
amount it is entitled to demand pursuant to Section 8.03 of the Pooling and Servicing Agreement.

          5. The amount demanded is to be paid in immediately available funds by no later than 10:00 a.m., New York City time, on the Payment Date, which is the Business Day immediately succeeding the Business Day that this certificate was presented (the related Demand Date) or was deemed presented as required by and otherwise in compliance with all the terms of the Cash Collateral Guaranty, to _____________, Account No. _________________________.

          IN WITNESS WHEREOF, this certificate has been executed this _______ day of __________, 19_____


                                              FIRST TRUST NATIONAL ASSOCIATION
                                                as Trustee


                                       By:______________________________________
                                          [Name and title of Authorized Officer]



cc:   Cash Collateral Depositor

                                                                     Exhibit B
                                                   to Cash Collateral Guaranty


First Trust National Association
________________________________
________________________________


Ladies and Gentlemen:

          Reference is made to the Cash Collateral Guaranty, dated ___________, 1994, which has been issued by the Cash Collateral Trust 1994-A in favor of First Trust National Association, as Trustee.

          The undersigned [Name of Transferor] (the "Transferor") has transferred and assigned (and hereby confirms to you said transfer and assignment) all its rights in and under said Cash Collateral Guaranty to [Name of Transferee] (the "Transferee") in accordance with the terms thereof and confirms that [Name of Transferor] no longer has any rights under or interest in said Cash Collateral Guaranty.

          The Transferor and the Transferee have indicated on the face of said Cash Collateral Guaranty that it has been transferred and assigned to the Transferee.

          The Transferee hereby certifies that it is a duly authorized transferee under the terms of said Cash Collateral Guaranty and is accordingly entitled, upon presentation of the document called for therein, to receive payment thereunder.

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Cash Collateral Trust Agreement, dated as of __________ 1, 1994, among [Daiwa Securities America Inc.], in its capacity as cash collateral depositor, First Bank National Association, in its capacity as trustee of Cash Collateral Trust 1994-A, and Green Tree Financial Corporation, as Seller and Servicer.

                                                 ______________________________
                                                    [Name of Transferor]


                                                 By:___________________________
                                                    [Name and Title of
                                                    Authorized Officer of
                                                    Transferor]


                                                 ______________________________
                                                    [Name of Transferee]


                                                 By:___________________________
                                                    [Name and Title of
                                                    Authorized Officer of
                                                    Transferor]


cc:   Cash Collateral Depositor

                                                                     Exhibit C
                                                   to Cash Collateral Guaranty


First Trust National Association
________________________________
________________________________


Ladies and Gentlemen:

          Reference is made to the Cash Collateral Guaranty, dated __________, 1994, which has been issued by the Cash Collateral Trust 1994-A in favor of First Trust National Association, as Trustee.

          The undersigned hereby certifies and confirms that the Cash Collateral Trust Agreement (as defined in the Cash Collateral Guaranty) has been terminated pursuant to its terms, and, accordingly, said Cash Collateral Guaranty is hereby terminated in accordance with its terms.

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Cash Collateral Trust Agreement, dated as of _________ 1, 1994, among [Daiwa Securities America Inc.], as cash collateral depositor, and First Bank National Association, in its capacity as trustee of Cash Collateral Trust 1994-A.


                            [Name of Beneficiary or
                            Transferee]


                            By:
                               ____________________________________
                                 Authorized Officer


cc:  Cash Collateral Depositor

                                     C-1